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Employment Agreement Addendum

This Addendum to William J. Hannigan's Employment Agreement is entered into effective as of July 17, 2001, by and between Sabre Inc., a Delaware corporation ("Sabre"), and William J. Hannigan ("Employee").

Sabre and Employee hereby agree that the vesting schedule of the restricted stock awarded to Employee on December 13, 1999 under the Employee's Employment Agreement is hereby modified as follows:

  The annual dates for the lapse of restrictions (vesting) on the remaining shares of restricted stock of Sabre Holdings Corporation that were granted to Employee on December 13, 1999 will be delayed so that the date for the lapse of restrictions on any such tranche of shares will instead occur on the 15th day of January immediately after the originally scheduled date for the lapse of restrictions on such tranche.

IN WITNESS WHEREOF, Sabre and Employee have executed and delivered this Agreement as of the date written below.

Date signed: July 17, 2001

Sabre Inc.
/s/ William J. Hannigan	By: /s/ Michael E. Haefner
William J. Hannigan	Name: Michael E. Haefner Title: Senior Vice President, Human Resources

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Employment Agreement Addendum